Exhibit 99.2

Quellos Group, LLC and Subsidiaries

Condensed Consolidated Financial Statements

(unaudited)

Quellos Group, LLC and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions)

(unaudited)

	Nine months ended
	September 30, 2007	September 30, 2006
Revenues:
Investment management and advisory fees	$220	$154
Net gain on investments and equity swaps	306	292
Interest and other income	12	9
Economic participation income	4	4

Total revenues	542	459

Expenses:
Compensation and benefits	94	39
General and administrative	12	18
Distribution fees	12	11
Other expenses	29	13

Total expenses	147	81

Income before non-controlling interest in net income of consolidated entities	395	378

Non-controlling interest in net income of consolidated entities	269	258

Net income	$126	$120

See accompanying notes to unaudited condensed consolidated financial statements.

Quellos Group, LLC and Subsidiaries

Condensed Consolidated Balance Sheet

(Dollars in millions)

(unaudited)

	September 30, 2007	December 31, 2006
Assets:
Cash and cash equivalents	$144	$165

Accounts receivable	94	139

Receivable from related parties and private funds	50	64

Investments	3,624	3,355

Other assets	36	34

Equipment and facilities, net	6	5

Goodwill	2	2

Total assets	$3,956	$3,764

Liabilities:
Accrued bonus and deferred equity compensation	$70	$35

Accounts payable and accrued expenses	93	79

Other liabilities	254	121

Total liabilities	417	235
Non-controlling interest	3,452	3,413

Members’ capital	87	116

Total liabilities, non-controlling interest and members’ capital	$3,956	$3,764

See accompanying notes to unaudited condensed consolidated financial statements.

Quellos Group, LLC and Subsidiaries

Condensed Consolidated Statements of Changes in Members’ Capital

(Dollars in millions)

(unaudited)

	Nine Months Ended
	September 30, 2007	September 30, 2006
Members’ capital, beginning of period	$116	$122

Net income	126	120
Equity compensation arrangements	5	2
Capital distributions	(160)	(139)

Members’ capital, end of period	$87	$105

See accompanying notes to unaudited condensed consolidated financial statements.

Quellos Group, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(unaudited)

	Nine Months Ended September 30,
	2007	2006
OPERATING ACTIVITIES:
Net income	$126	$120
Adjustments to reconcile net income to net cash provided by operating activities:
Investment management and advisory fees and investment income reinvested into investment in investment funds:	(1)	(2)
Depreciation	2	2
Non-cash equity compensation arrangements	5	2
Other net gains and net (purchases) proceeds of investments	(257)	363
Non-controlling interest	269	258
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	45	(2)
Receivable from related parties and private funds	10	1
Other assets	(2)	(1)
Accounts payable and accrued expenses	(1)	2
Accrued bonus and deferred compensation	34	(4)

Cash flows from operating activities	230	739

INVESTING ACTIVITIES:
Purchases of facilities and equipment	(3)	—
Net distributions from investment funds	2	5

Cash flows from investing activities	(1)	5

FINANCING ACTIVITIES:
Capital distributions	(160)	(139)
Net distributions to non-controlling interest holders	(76)	(562)

Cash flows from financing activities	(236)	(701)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(7)	43

CASH AND CASH EQUIVALENTS:
Beginning of period	165	50
(Deconsolidation) consolidation of investment funds	(14)	34

	151	84

End of period	$144	$127

See accompanying notes to unaudited condensed consolidated financial statements.

Quellos Group, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements include the accounts of Quellos Group, LLC (“Quellos” or “the Company”) and its consolidated subsidiaries, which are comprised of (i) those entities in which the Company has an investment of 50% or more and has control over significant operating, financial and investing decisions of the entity, and (ii) the consolidated funds, which are those entities in which the Company has a substantive or controlling general partner or managing member interest. With respect to the consolidated funds, Quellos generally has operational discretion and control, and the limited partners/members have no substantive rights to impact ongoing governance and operating activities. All significant intercompany accounts and transactions have been eliminated.

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions. Certain financial information that normally is included in annual financial statements, including certain financial statement footnotes is not required for interim reporting purposes and has been condensed or omitted herein. These condensed consolidated financial statements should be read in conjunction with Quellos’s consolidated financial statements and notes related thereto for the year ended December 31, 2006.

Pursuant to FASB interpretation No. 46 (revised 2003), Consolidation of Variable Interest Entities, Quellos holds interests in certain variable interest entities (“VIEs”). All of the VIEs are Quellos funds which are privately held investment vehicles offering clients exposure to absolute return, private capital, real asset or co-investment strategies through multimanager investment funds. Quellos sponsored the formation of and manages each of these VIEs and, in some cases, has a principal investment therein. At September 30, 2007, Quellos’ interest in VIEs in which it was not the primary beneficiary was $938,000.

Pursuant to Emerging Issues Task Force (“EITF”) No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, Quellos consolidated limited partnerships or similar entities in which it acts as the general partner or managing member and the entities do not provide the limited partners or members with substantive participating rights.

VIEs for which Quellos was the primary beneficiary and entities consolidated by Quellos pursuant to EITF Issue 04-5 collectively had total assets of approximately $3.7 billion, of which Quellos’ interest was approximately $42 million at September 30, 2007.

For entities over which Quellos may exercise significant influence but which do not meet the requirements for consolidation, Quellos uses the equity method of accounting.

Quellos Group, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Significant Accounting Policies (continued)

Investments, at Fair Value

Pursuant to EITF 04-5, funds consolidated by Quellos hold investments in private investment funds (“Investee Funds”). These investments are valued based upon the net asset value of each Investee Fund. Investments held by Investee Funds are valued at prices which approximate fair value. The fair value of certain investments in the Investee Funds, which include private placements and other securities for which fair values are not readily available, are determined in good faith by the respective Investee Funds or Quellos in its capacity as general partner or managing member. Estimated fair values may differ from the values that would have been used if a ready market existed for these investments.

Investment transactions are accounted for on a trade date basis. Realized gains and losses on investment transactions are determined on an average cost basis. Gains and losses from investments in private investment funds, which are net of all fees and allocations to the investment advisors of the funds, are reflected as net gains (losses) from investments held by consolidated funds in the statement of operations.

Investments in investment funds that are not consolidated are accounted for under the equity method. Quellos’ investment in these funds is equal to its proportional share of the funds’ net assets. The underlying investments held by the investment funds are valued at prices which approximate fair value. The investment funds may hold investments in nonmarketable securities for which fair values have been estimated by Quellos in its capacity as general partner or managing member in the absence of a ready market. Estimated fair values may differ from values that would have been used if a ready market existed for these investments.

A majority of investments at fair value are subject to restriction and are not available for general use in the Company’s operations.

Revenue Recognition

Generally, investment management and advisory fees are accrued monthly and the majority are collected on a quarterly basis. These fees are based on a combination of the performance of each investment fund and a percentage of the investment fund’s net equity. Investment management and advisory fees include performance-based fees of $122 million for the nine months ended September 30, 2007 and $71 million for the nine months ended September 30, 2006. Investment management and advisory fees that were previously recorded and contingent based on future performance of an investment fund totaled $26 million at September 30, 2007, which represents the amount that would be realizable if the relationship was terminated on September 30, 2007.

Quellos Group, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements Not Yet Adopted

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 applies to reporting periods beginning after November 15, 2007. The Company is currently analyzing the potential impact of adoption of SFAS No. 157 to its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The statement may be adopted in fiscal years beginning on or before November 15, 2007. The Company is currently analyzing the potential impact of adoption of SFAS No. 159 to its consolidated financial statements.

2. Commitments and Contingent Liabilities

Quellos leases space under various operating leases in Washington, New York, California, North Carolina, and the United Kingdom for which $3 million and $4 million of rent expense was recognized in the nine months ended September 30, 2007 and September 30, 2006, respectively. Future minimum rentals under noncancelable operating leases are as follows (in thousands):

Year ending December 31:
Remainder of 2007	$1,626
2008	6,094
2009	6,147
2010	5,084
2011	756
Thereafter	515

$20,222

Effective July 13, 2006, Quellos subleased a California operating lease to a third party for the remainder of its lease term. Through this transaction, Quellos assigned all of its rights and interest under the master lease but remained liable to the third party for a portion of the lease payments. As a result, Quellos recognized a loss of $2.7 million in the nine months ended September 30, 2006 in other expenses on the condensed consolidated statement of operations.

Certain direct or indirect members of Quellos have guaranteed the payment of certain future minimum rentals. In consideration for the provision of this guarantee, Quellos provided security against any future payments by such guarantors by issuing a security interest which totaled approximately $2 million at September 30, 2007 in certain investments in investment funds to these members and restricting Quellos from redeeming its interest in these investments in investment funds.

Quellos Group, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

2. Commitments and Contingent Liabilities (continued)

Quellos and a former joint venture have been responding to inquiries by the Internal Revenue Service and the United States Attorney related to tax strategies that Quellos was involved with, which were developed or opined upon by certain big four accounting firms or law firms. Additionally, Quellos and the former joint venture have been involved in related civil litigation. Quellos recognizes provisions for potential claims when it determines that it is probable that an outflow of resources will be required to settle the claim, and the amount can be reasonably estimated. The accrued liabilities related to such potential claims at September 30, 2007 and December 31, 2006 were $52 million and $58 million, respectively. Given the stage of the remaining proceedings, management is unable to estimate the range of possible loss at this time. This provision only considers insurance reimbursements when agreement is reached with the insuring entities. The estimates are continually reviewed and adjusted as necessary as new information becomes known to the Company. The ultimate settlements could be materially different from the current estimate and any changes in the estimate will be reflected in future periods as such changes become known.

3. Subsequent Event

On June 26, 2007, BlackRock, Inc. (“BlackRock”) and BAA Holdings, LLC, a wholly-owned subsidiary of BlackRock, entered into a definitive asset purchase agreement with Quellos Holdings, LLC, the majority owner of Quellos Group, LLC. Pursuant to the agreement, BlackRock acquired the multimanager investment fund businesses of Quellos on October 1, 2007, through the purchase of certain assets and assumption of certain liabilities of Quellos; such businesses comprise a significant portion of the Company’s revenues.

Effective October 1, 2007 in connection with the BlackRock transaction discussed above, substantive “kick-out” rights were granted to the unaffiliated limited partners or members of most Quellos funds that are limited partnerships or limited liability companies that enable the partners or members to remove the respective general partner or managing member with a simple majority vote.